Exhibit 10.1

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is made and entered into as of August 31, 2015, (the “Effective Date”), by and between Worldwide Clinical Trials, Inc., with offices at 401 North Maple Drive, Beverly Hills, California 90210, (together with its Affiliates, “WCT”) and Neurotrope Bioscience Inc., with offices at 50 Park Place, Newark NJ 07102 (“Sponsor”). WCT and Sponsor are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

For purposes of this Agreement, “Affiliates” means any entity that controls, is controlled by or is under common control with, that Party. “Control” means the possession, directly or indirectly, of at least 50% of the share capital or voting rights or of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

WHEREAS, Sponsor is engaged in the research and development of pharmaceutical products;

WHEREAS, WCT is engaged in providing services to pharmaceutical manufacturers in support of their clinical research and product development activities;

WHEREAS, WCT and Sponsor desire that WCT provide certain services with respect to Sponsor’s clinical study, NRTP101-202 entitled “A Randomized, Double-Blind, Placebo-Controlled Phase 2 Study Assessing The Safety, Tolerability and Efficacy of Bryostatin in the Treatment of Moderately Severe to Severe Alzheimer’s Disease” (the "Study") for the study of Sponsor’s drug Bryostatin 1 ("Study Drug"); and

WHEREAS, Sponsor and WCT desire to enter into this Agreement in order to set forth definitively their respective rights and obligations with respect to the conduct of the Study.

NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0          SERVICES

WCT, itself or through one of its Affiliates (if applicable) hereby agrees to perform the services (the “Services”) in accordance with the terms of the scope of Services attached hereto as Exhibit A, incorporated herein by reference(the “Scope of Services”), and this Agreement.

1.1          Performance

WCT shall perform the Services and shall use its commercially reasonable efforts to complete the Services within the estimated time frame as set forth in the timeline attached hereto as Exhibit B and incorporated herein by reference (“Timeline”). Such time estimate assumes, however, the full cooperation of Sponsor, Regulatory Authorities, Ethics Committees and investigators and other third parties not under WCT’s control, and shall be subject to adjustment [C.I.] if the work for the Services is delayed due to circumstances outside the reasonable control of WCT, including, but not limited to:

•	failure of Sponsor to deliver clinical supplies in due time, provided such failure is the actual cause of the delay;
•	amendments to previously agreed upon protocols, procedures or documents required for the Services at the request of Sponsor or Sponsor’s (or its advisors’) repeated delays in contract negotiations;
•	significant delays in pre-Study meetings or in other tasks to be performed by WCT caused by Sponsor;
•	delays in obtaining or subsequent withdrawal of regulatory or ethical review approvals concerning the Services;
•	death or disability of any investigator or other research specialist on the Study;
•	higher ratio of drop-outs among trial subjects than anticipated in this Agreement;
•	lower enrollment rates than expected and agreed by WCT and Sponsor; or
•	unforeseen changes in the relevant medical practice.

1.2           Compliance with Laws/Agreements

WCT shall perform Services under this Agreement in accordance with the terms of this Agreement, the Protocol for the Study, the Sponsor approved standard operating procedures for the Study (the “Standard Operating Procedures”), the current Guidelines for Good Clinical Practice promulgated by the FDA ("GCP Guidelines"), the Declaration of Helsinki of the 41st World Medical Assembly, South Africa 1996 as amended, and all other applicable laws and regulations, including the following as applicable, 21 CFR Part 11, 312, 50, 54, 56, the Health Information Portability and Accountability Act of 1996 and all regulations and official guidelines promulgated thereunder and the Health Information Technology for Economic and Clinical Health Act (the “Applicable Laws”).

The Parties and their respective owners, officers, directors, employees or agents have not and shall not pay, give, offer or promise to pay or give, or authorize the payment, directly or indirectly, of any money or anything of value to any foreign government official or employee (including employees of state-owned institutions), for the purpose of (i) influencing any act or decision of such official or of such government, (ii) inducing that person to do or omit doing any act in violation of his or her lawful duty, (iii) securing an improper advantage, or (iv) influencing such official to use his influence with the government to effect or influence the decision of such government, in order to assist Sponsor or WCT in obtaining or retaining business for or with or directing business to any person.

Each Party agrees to comply with all applicable anticorruption laws, rules and regulations. The Parties agree to reasonably cooperate with each other’s diligence efforts in order to satisfy each Party’s obligations under the United States Foreign Corrupt Practices Act, as amended (“FCPA”), the UK Bribery Act and any implementing legislation under the OECD Convention Against Bribery of Foreign Government Officials in International Business Transactions.

1.3           Transfer of Obligations

Pursuant to Title 21 CFR Part 312.52, Sponsor hereby transfers to WCT all of the obligations identified in Exhibit A attached hereto and incorporated by reference herein. Notwithstanding the foregoing, Sponsor will retain the ultimate authority and control over and responsibility for the Study. The Parties acknowledge and agree that Sponsor shall at all times be deemed to be the “sponsor” of the Study pursuant to the terms of the Federal Food, Drug and Cosmetic Act, as from time to time amended, and the regulations of the U.S. Food and Drug Administration (“FDA”), as promulgated in Title 21 of U.S. Code of Federal Regulations.

1.4           Changes

The Parties may make changes in or additions to the Scope of Services, provided, however, that, subject to the terms of this Section 1.4, no such changes or additions shall be implemented prior to the execution by the Parties of a change order (a “Change Order”), the form of which is attached hereto and incorporated herein as Exhibit E. The Change Order shall include detailed information on the changes to the Scope of Services and any associated changes to the Timeline, Budget and/or payment schedule. Sponsor acknowledges that WCT is not obligated to perform any out-of-scope work described in a Change Order until the Change Order is signed by both Parties. Provided, however, in the event that WCT provides additional Services or expends additional resources, at Sponsor’s written request and in strict accordance with Sponsor’s written requirements, in the absence of a Change Order, Sponsor will compensate and/or reimburse WCT for [C.I.]. For any Change Order that affects the scope of the regulatory obligations that have been transferred to WCT, WCT and Sponsor shall execute a corresponding amendment to Exhibit A. Sponsor shall file such amendment where appropriate, or as required by applicable law.

2.0           WORK PRODUCT

During the term of this Agreement, WCT shall maintain all materials and all other data or documents included in the Trial Master File obtained or generated by WCT in the course of providing the relevant Services in accordance with WCT’s standard operating procedures, including all computerized records and files (“Work Product”), in a secure area reasonably protected from fire, theft and destruction. All Work Product shall be the Confidential Information and the exclusive property of Sponsor. At the expiration or termination of this Agreement, and subject to satisfaction of the Parties’ obligations thereunder, Sponsor shall provide WCT with written instructions as to the disposition of the Work Product created under this Agreement. Such written instructions will provide that WCT (a) deliver the Work Product, in the form in which WCT currently holds them, to a designated Sponsor location or to such other entity or at such other address as Sponsor may specify, (b) retain the materials for the period of time specified in this Agreement, or (c) destroy all such materials except for those which WCT is required by law or regulation to store or maintain. Upon expiration or termination of this Agreement, [C.I.] of the Work Product will be [C.I.] as Pass-through Expenses (as defined below) in accordance with the terms of this Agreement. Notwithstanding the foregoing, WCT may retain one electronic archival backup copy of such Work Product in accordance with WCT’s Data Retention Policy, subject to its ongoing obligation to maintain the confidentiality of such materials.

3.0           PAYMENT AND COMPENSATION

The Parties agree that the fees and other reimbursements that WCT will receive for performing the Services hereunder are subject to the following terms and conditions.

3.1           Compensation for Services

This Agreement includes a budget for the Services (the, “Budget”) to be performed by WCT, which is attached hereto as Exhibit C, and is incorporated herein by reference. Sponsor shall pay to WCT such amounts as set forth and more fully described in the Budget. WCT agrees that it shall not incur any cost or expense in excess of the amounts set forth in the Budget for any item, without the prior written approval of Sponsor (in accordance with Section 1.4). WCT will [C.I.] (as defined below), associated with this Agreement and to obtain and pass along to Sponsor [C.I.].

3.2           Pass-through Expenses

Sponsor will reimburse WCT [C.I.] as agreed to by Sponsor and identified in the Budget or otherwise pre-approved in writing by the Sponsor, which WCT will invoice to Sponsor without mark-up (“Pass-through Expenses”). All reimbursement of Pass-through Expenses hereunder must be supported by receipts provided by WCT. Pass-through Expenses may include, [C.I.].

In order to facilitate payment of invoices for WCT’s pre-approved [C.I.] incurred during the performance of Services, WCT will submit to Sponsor a report containing at least the following details: (i) photocopies of receipts [C.I.], (ii) date and [C.I.], (iii) employee name, and [C.I.]. In addition to copies of all receipts [C.I.], Sponsor shall have the right to obtain additional backing documentation for any line item which requires further clarifications. Such requests shall be made in good faith and where there is a specific concern with the line item(s) in question. All [C.I.] obtained under Section 3.2 will be passed through and properly reflected in invoices to Sponsor and shall be [C.I.]. WCT will use [C.I.] which are less than [C.I.]. For the avoidance of doubt, [C.I.] should not include [C.I.].

3.3           Invoices;

WCT shall submit a reasonably detailed invoice by email to Sponsor (rweinstein@neurotropebioscience.com) on a [C.I.] basis in accordance with the Payment Schedule with appropriate supporting documentation, including those set forth in Section 3.2.

3.4           Payment Terms

Sponsor agrees to pay for Services and Pass-through Expenses in accordance with the Payment Schedule, the (“Payment Schedule”) attached hereto as Exhibit D and incorporated herein by reference. Sponsor will pay for all Services, Pass-through Expenses and other invoiced items within [C.I.] days of receipt of invoice. All payments will be made in the currency noted in the Payment Schedule. All fees for Services and Pass-through Expenses under this Agreement are stated [C.I.] of any local, state, federal or foreign sales and use taxes, VAT, if any, [C.I.]. If such taxes are applicable under local regulations, WCT will [C.I.] at the relevant rate. For the avoidance of doubt, the requirements of this provision shall not apply to [C.I.].

Payments shall be made by Sponsor via wire transfer of immediately available funds to WCT’s account set forth below:

Account Holder:	Worldwide Clinical Trials, Inc.
Bank Name:	[C.I.]
Bank Address:	[C.I.]

ABA Routing No.:	[C.I.]
Bank Account No.:	[C.I.]
Swift Code:	[C.I.]
Taxpayer ID#:	[C.I.]

3.5           Project Delays

In the event Sponsor delays, suspends or places a hold on the Study for any reason, Sponsor shall promptly provide WCT with written notice of such delay, hold or suspension, and Sponsor and WCT will, [C.I.] of such notice, [C.I.] to this Agreement and each Party will complete its respective duties and obligations as described in any resulting Change Order. During the period following WCT’s receipt of Sponsor’s notice of delay, hold or suspension, if Sponsor desires WCT to continue the assignment of certain WCT Study personnel to the Study, [C.I.] to WCT hereunder, Sponsor agrees that it shall [C.I.] associated with such continued assignment at [C.I.], such [C.I.] to be agreed upon by the Parties prior to commencement of the delay, as evidenced by a Change Order. Said personnel fees shall be [C.I.] and shall be due and payable by Sponsor within [C.I.] days of Sponsor’s receipt of WCT’s invoice. If Sponsor does not wish to retain certain WCT Study personnel for the duration of the delay or on hold period, WCT shall have the right to reallocate any and all such staff after [C.I.] day period. If the delay or on-hold period continues for [C.I.] either Party may, by provision of written notice, terminate this Agreement without penalty.

3.6           Currency Management

All invoices and amounts to be paid under this Agreement shall be in US currency.

3.7           Disputed Invoices

In the event Sponsor disputes one or more items in an invoice, Sponsor will notify WCT in writing within [C.I.] of receipt of the invoice and such notice shall contain a reasonably detailed description of the item(s) being disputed and the basis therefor. WCT will respond to Sponsor within [C.I.] of receipt of the notification. This written communication pattern will continue until WCT has provided Sponsor with sufficient justification for the disputed item(s) or until the Parties agree to a resolution of the disputed amount. Sponsor shall pay the undisputed portion of the invoice within [C.I.] of receipt of invoice and shall use its reasonable efforts to pay the disputed amount within [C.I.] of resolution of the dispute pursuant to Section 17.12. In the event the Parties are unable to reach a satisfactory resolution within [C.I.] of the original invoice, either Party may pursue alternative remedies in accordance with this Agreement.

4.0           THIRD PARTY AGREEMENTS

WCT may contract with various third parties to perform part of the Services, with the prior written consent of the Sponsor, provided that (i) the subcontractor agrees in writing to be bound by terms consistent with this Agreement, including without limitation, regarding maintaining the confidentiality of proprietary information, and regarding ownership of intellectual property in connection with the Services, assignment to Sponsor of any intellectual property in connection with the Services; (ii) WCT shall use its best efforts to ensure that any subcontractor has the capability to perform the subcontracted services to the standards required under this Agreement and in compliance with Applicable Laws, (iii) WCT shall remain primarily responsible to Sponsor for the performance of such subcontracted Services, and (iv) any subcontracting shall not relieve WCT of its obligations hereunder and WCT hereby agrees to manage the performance of any permitted subcontractor.

For purposes of this Agreement, subcontractors do not include third party vendors providing ancillary services on the Study, provided that WCT’s agreement with any such third party vendor includes a provision making Sponsor an intended third party beneficiary of the agreement with a right to enforce WCT’s rights under the agreement. Liability of WCT to Sponsor with respect to such third party vendors shall be limited to the extent WCT is negligent in the performance of its obligations under this Agreement; however, WCT shall provide to Sponsor any amounts that WCT may recover from such third party vendors as a result of any error or service failure on the part of such vendors in connection with Services under this Agreement.

If Sponsor requests that WCT use a particular third party and WCT does not wish to contract with that third party based upon commercially reasonable reasons (such as the inability to agree with such provider upon mutually acceptable terms or a negative assessment of such provider’s performance or abilities), then Sponsor shall contract directly with such provider (a “Sponsor Designated Vendor”) and, unless otherwise agreed in writing, WCT will have no responsibility for the selection, instruction or supervision of such Sponsor Designated Vendor.

4.1           Institutions/Investigators

WCT’s Services under this Agreement may include identifying potential medical institutions (“Institutions”) or clinical investigators (“Investigators”) and/or negotiating, executing and/or administering contracts with such parties which will govern their participation in the Study (“Clinical Trial Agreements”). If, pursuant to the Scope of Services, Sponsor delegates to WCT the responsibility for negotiating and/or executing Clinical Trial Agreements, the following provisions will apply:

(a)	Sponsor may provide WCT with a list of suggested Institutions and/or Investigators to be recruited by WCT for a Study. WCT shall notify Sponsor in writing as to any listed Institution/Investigator with which WCT does not wish to contract.

(b)	Selection of all Institutions or Investigators will be subject to approval by Sponsor prior to initiation of any Study-related activities involving that Institution/Investigator or the start of any negotiations with such Institution/Investigator.

(c)	Each Clinical Trial Agreement shall be consistent with this Agreement. The Clinical Trial Agreement used with each Institution and Investigator will be in a form approved in advance by Sponsor. Any material changes to the form Clinical Trial Agreement shall be replaced with fall-back language that has been pre-approved by Sponsor. If outside of the fall-back language, the change shall require the prior written approval of the Sponsor.

(d)	In the event that local law prohibits Sponsor from being a party to a Clinical Trial Agreement, Sponsor (a) shall have the right to approve the Clinical Trial Agreement template; (b) shall be a named third-party beneficiary to each Clinical Trial Agreement if possible; and, (c) shall have the right but no obligation to approve all finalized Clinical Trial Agreements prior to execution by WCT.

(e)	If an Institution/Investigator requests indemnification from Sponsor, standard indemnification language, generated by the Sponsor, will be provided to the Institution/Investigator. If the Institution/Investigator requests changes to the standard language, Sponsor will negotiate with the Institution/Investigator, if agreed, Sponsor will issue a letter of indemnification directly to the Institution/Investigator. Sponsor acknowledges that WCT shall have no indemnification obligation to any Institution/Investigator relative to the Study Drug or the applicable Study protocol. In addition, WCT shall not be deemed to have failed to perform under this Agreement in the event an Institution/Investigator declines participation in a Study as a result of Sponsor’s refusal to indemnify such Institution/Investigator.

(f)	The Sponsor may elect that grant payments to Institutions/Investigators be administered on its behalf by WCT, acting solely as payment agent unless otherwise agreed to by WCT in writing. WCT shall distribute all payments to Institutions/Investigators according to the provisions of the applicable Clinical Trial Agreement and this Agreement. Sponsor acknowledges and agrees that WCT will manage all administration of payments or other obligations to Investigators/Institutions for Services rendered in connection with relevant Studies solely out of funds provided to WCT from Sponsor for this specific purpose. Furthermore, Sponsor acknowledges and agrees that WCT intends to maintain a cash neutral policy with regard to Institutions/Investigators payments. In the event WCT or the Institutions/Investigators incur bank fees with respect to the remittance of these grant payments, such fees will be borne by Sponsor. All payments to Institutions/Investigators and any associated bank fees will be made by WCT solely from the funds that have been specifically provided by Sponsor to WCT for this purpose and not from WCT funds. WCT will not be liable for payments not made on a timely basis to any Institution/Investigator as a result of Sponsor’s failure to provide, in advance, sufficient funds for such payments.

The Parties acknowledge and agree that, for the purposes of this Agreement, Institutions/Investigators shall not be considered as employees, agents or subcontractors of WCT and that Investigators will be required to exercise their own independent medical judgement. WCT’s responsibilities with respect to Institutions/Investigators shall be limited to those specifically set forth in this Agreement.

5.0           CONFIDENTIAL INFORMATION

The Parties acknowledge and agree that in the course of performing Services hereunder, either Party may be exposed to or be given confidential or proprietary information of the other Party (“Confidential Information”). The Parties agree to hold all Confidential Information in secrecy for a period of [C.I.] from the effective date of the expiration or earlier termination of this Agreement and shall disclose Confidential Information to third parties only on a need-to-know basis. Without limiting the generality of the foregoing, Confidential Information shall include, without limitation, [C.I.]. Confidential Information shall be deemed to be all such information given by the disclosing party to the receiving party except for information which is (i) publicly available or later becomes publicly available through no fault of the receiving party; (ii) obtained by the receiving party from a third party entitled to disclose it; (iii) already in possession of the receiving party as indicated in its written records; (iv) independently developed by the receiving party without use of the Confidential Information; or (v) required by any law, rule, regulation, order, decision, decree, or subpoena or other judicial, administrative, or legal process to be disclosed.

Both Parties shall ensure that all of its officers, employees, consultants, agents, investigators or contractors who receive such Confidential Information understand and shall be bound by the confidentiality provisions of this Agreement.

Unless otherwise agreed in writing, within thirty (30) days after the termination of the Agreement or the written request by the disclosing party, the receiving party shall return to the disclosing party all Confidential Information in documentary or permanent form including any and all copies thereof, except for one archival copy that the receiving party can keep for its records (which may be electronic). The Parties agree that each party is and shall remain the exclusive owner of its own Confidential Information and all patent, copyright, trade secret and other intellectual property rights therein unless and until a further agreement is executed.

The Parties acknowledge that any violation of the terms of this Section 5.0 may result in irreparable injury and damage to disclosing party that is not adequately compensable in money damages, and for which disclosing party may have no adequate remedy at law. Accordingly, the receiving party agrees that the disclosing party shall be entitled to seek (without waiving any additional rights or remedies, including monetary damages, otherwise available to the disclosing party at law, in equity, or by statute) preliminary and permanent injunctive relief in the event of a breach or intended or threatened breach by the receiving party.

6.0           OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY

Any invention, discovery, processes, know-how, trade secrets, data, copyrights, trademarks, improvements, or any other intellectual property right related to Sponsor’s products or technology, including the Study Drug, the Protocol, Sponsor’s Confidential Information, which is conceived or reduced to practice as a result of the performance of the Services hereunder (the “Inventions”) shall become Sponsor property and shall be used by Sponsor as Sponsor deems appropriate. WCT agrees to, and shall contractually require and use reasonable efforts to cause Institutions and Investigators to execute and have executed assignments of the Inventions to Sponsor, along with other documents that be necessary or helpful to Sponsor in filing patent applications, or which may relate to any litigation or interference and/or controversy in connection therewith. The entire control, prosecution, and conduct of any patent application filed by Sponsor shall be outside the jurisdiction of and without expense to WCT and its officers, employees, representatives and agents. WCT acknowledges that Sponsor has the exclusive right to file patent applications in connection with the Inventions. WCT warrants that neither it, nor its employees, agents and representatives, will prevent Sponsor from filing patent applications for, or from applying the results of the research carried out for Sponsor hereunder.

All reports, data, technical information, original works of authorship and all other information, furnished by or on behalf of Sponsor, or created specifically for Sponsor as a deliverable under a this Agreement, shall be the sole property of Sponsor. Nothing under this Section or any other Section of this Agreement shall be construed as (i) granting to any Party any rights under any patent, copyright or other intellectual property right of the other Party (ii) granting to any Party any rights in or to the Confidential Information of the other Party other than the limited right to use such Confidential Information solely for the purposes expressly permitted by Section 5.0 of this Agreement.

Sponsor acknowledges that WCT possesses certain computer programs, applications, algorithms, databases, methods, techniques, processes and other materials and ideas independently developed by WCT which do not rely upon, reference, or inextricably incorporate Sponsor Confidential Information or Study Drug and which relate to WCT’s business or operations (“WCT Works”). All WCT Works, and all revisions, improvements and enhancements thereto, are the exclusive property of WCT or its licensors. Sponsor agrees that any improvements, alterations or enhancements to the WCT Works during the term of this Agreement or the Study shall be the sole property of WCT. Subject to Section 5.0 hereof, in no event shall WCT be precluded from use of its general knowledge, skills and experience, and any of its ideas, concepts, know-how and techniques used or developed by it in the course of providing Services under this Agreement. WCT represents and warrants that it is entitled to deliver WCT Works where the same is delivered as part of the Services hereunder for Sponsor and its Affiliates’ use, and WCT further represents and warrants that use by Sponsor and its Affiliates’ of any such WCT Works is properly authorized and will not constitute an infringement or other violation of any rights of any third party.

7.0           TERM AND TERMINATION

7.1           Term

Unless earlier terminated according to Sections 7.2-7.5 below, this Agreement will remain in effect from the date first written above until WCT has completed performance of all Services (including delivery of all deliverables) and WCT has received from Sponsor all of the payments due hereunder.

7.2           Termination for Material Breach

In the event that either Party commits a material breach in any of the terms or conditions of this Agreement, and that Party fails to cure the breach [C.I.] after receipt of notice of the default or breach from the other Party, the Party giving notice may, at its option, immediately terminate this Agreement at the end of the [C.I.] period. For the avoidance of doubt, [C.I.] by Sponsor or non-payment by WCT to Institutions/Investigators under Section 4.1(f) shall [C.I.].

7.3           Termination by Sponsor without Cause

Sponsor shall have the right to terminate this Agreement (for other than breach by WCT) at any time by giving appropriate written notice at least sixty (60) days prior to the desired termination date.

7.4           Termination for Other Reasons

Sponsor shall have the right to terminate this Agreement due to patient safety at any time by giving appropriate written notice. Either Party shall have the right to terminate this Agreement at any time upon receipt of written notice to the other Party, if the other Party shall be adjudicated insolvent or shall petition for or consent to any relief under any insolvency, re-organization, receivership, liquidation, compromise, or any moratorium statute, whether now or hereafter in effect, or shall make an assignment for the benefit of its creditors, or shall petition for the appointment of a receiver, liquidator, trustee, or custodian for all or a substantial part of its assets, or if a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of its assets and is not discharged within [C.I.] after the date of such appointment. In the event that any of the above events occur, that Party shall immediately notify the other, in writing, of its occurrence.

7.5           Termination Procedures

Upon termination of this Agreement, the Parties will reasonably cooperate with each other to provide for an orderly cessation of WCT’s Services. WCT shall [C.I.] the cessation of the Services. In the event Sponsor terminates only part of the Services, the Parties will cooperate in good faith to enter into a Change Order amending the terms of this Agreement accordingly. In the event the Agreement or any of the Services is terminated, WCT will be entitled to [C.I.] and [C.I.] up to the effective date of termination. In addition, Sponsor shall [C.I.] by WCT that are [C.I.] in connection with the orderly cessation of the Services. If a Study or the Agreement is cancelled or terminated before the Services have been performed completely, WCT [C.I.] to the extent that the [C.I.] for the [C.I.] can reasonably be avoided in whole or in part.

8.0           DEBARMENT CERTIFICATION

WCT and its Affiliates represent and certify that neither they, nor any of their respective employees or Study personnel have ever been (a) debarred or voluntarily excluded or convicted of a crime for which a person can be debarred under Section 306 of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §335a(a) , as amended, or any equivalent local law, regulation or guidelines thereof, in any country in which any portion of the Study is conducted (“§335a”); nor (b) threatened to be debarred or voluntarily excluded or indicted for a crime or otherwise engaged in conduct for which a person can be debarred under § 335a, or subject to any governmental sanction that would prevent the rendering of Services hereunder in any jurisdiction in which the Study is to be conducted, nor (c) excluded from participation in any federally-funded health-care program. WCT agrees that it shall notify Sponsor in writing within [C.I.] in the event of any debarment, voluntary exclusion, conviction, threat, indictment or exclusion prohibited by this Section occurring during the Term of this Agreement and will suspend all activity of such individual immediately upon notification of investigation or debarment.

WCT represents and certifies that it has not and will not knowingly use in any capacity the services of any individual, corporation, partnership, or association which has been (a) debarred or voluntarily excluded or convicted of a crime for which a person can be debarred under § 335a; (b) threatened to be debarred or voluntarily excluded or indicted for a crime or otherwise engaged in conduct for which a person can be debarred under § 335a, or subject to any governmental sanction that would prevent the rendering of Services hereunder in any jurisdiction in which the Study is to be conducted or (c) excluded from participation in any federally funded health care program.

9.0           RECORDS, AUDITS AND INSPECTIONS

9.1           Records

WCT shall keep full and accurate records and accounts of all its activities in connection with this Agreement, including reasonable substantiation of all Services provided, expenses incurred. Additionally, WCT shall maintain a system of internal controls sufficient to provide reasonable assurance that all transactions related to this Agreement are executed and are properly recorded in WCT’s books and records. All records relating to this Agreement including, but not limited to, WCT’s invoices shall be available for inspection and audit by Sponsor as set forth in Section 9.2, or any independent auditors designated by Sponsor, upon [C.I.] prior written notice, and for a period of [C.I.] following the completion of the Study, unless a longer retention period is required by Applicable Laws. Sponsor agrees that its independent auditors may be required to execute a reasonable confidentiality agreement with WCT or WCT’s Affiliate or subsidiary, as the case may be, which contains mutually agreed-upon terms. Further, Sponsor’s financial audit of WCT or any WCT Affiliate or subsidiary hereunder shall be subject to the confidentiality obligations set forth herein.

9.2           Audits by Sponsor

During the term of this Agreement, WCT will permit representatives of Sponsor who are not competitors of WCT to examine, [C.I.], subject to at least [C.I.] prior written notice to WCT (except in the case of “for cause” audits where Sponsor will provide [C.I.] prior written notice to WCT), and [C.I.]: (i) the facilities where the Services are being, will be or have been conducted; (ii) related Study documentation; and (iii) any other relevant information necessary for Sponsor to confirm that the Services are being or will be or have been conducted in conformance with applicable standard operating procedures, this Agreement and in compliance with Applicable Laws and regulations. WCT will provide copies of any materials reasonably requested by Sponsor during such inspection.

9.3           Inspection by Regulatory Authorities

During the term of this Agreement, WCT will permit regulatory authorities to examine, (i) the facilities where the Services are being conducted; (ii) study documentation; and (iii) any other relevant information, including information that may be designated by WCT as confidential, reasonably necessary for regulatory authorities to confirm that the Services are being conducted in compliance with Applicable Laws and regulations. WCT will immediately notify Sponsor if any regulatory authority schedules, or without scheduling, begins an inspection that relates to the Services, and, unless expressly prohibited by such regulatory authority, permit Sponsor to attend such inspection.

9.4           Inspections of Investigator Site(s) by WCT

In connection with WCT’s provision of Services as specified in this Agreement, WCT may conduct monitoring visits and/or inspections of Investigator Sites. Based on WCT’s observations during such Investigator Site visits and inspections, WCT may decide: i) that enrollment should be suspended at the Investigator Site; ii) that an Investigator Site’s non-compliance needs to be reported to Sponsor and/or regulatory authorities; and/or (iii) Investigator Site’s participation in a Study needs to be terminated. Upon such a determination, WCT will present to Sponsor a basis for its decision. If Sponsor disagrees with the basis for WCT’s decision, WCT will assign its contract with the Investigator Site to Sponsor and Sponsor agrees to accept such assignment and to be responsible for all contractual duties and obligations to the Investigator Site.

10.0         INDEMNIFICATION

10.1         Indemnification by WCT

WCT shall indemnify, defend and hold harmless Sponsor and its Affiliates and their respective officers, directors, employees and agents from any loss, damage, cost or expense (including reasonable attorney’s fees) (“Losses”) arising from any third party claim, demand, assessment, action, suit or proceeding (a “Claim”) arising out of (i) any material breach by WCT Group of any material obligations under this Agreement or the Protocol, (ii) any WCT Group’s negligence or intentional misconduct; or (iii) any WCT Group’s material failure to comply with any applicable law for FDA regulations, except to the extent such Losses are caused by Sponsor’s negligence or willful misconduct.

10.2         Indemnification by Sponsor

Sponsor shall indemnify, defend and hold harmless WCT and its Affiliates and their respective officers, directors, employees and agents (the “WCT Group”) from any Losses arising from any Claim arising out of (i) WCT’s adherence to written instructions provided by Sponsor to WCT, including adherence to the Protocol and proper performance of the Services in accordance with this Agreement and the Protocol; (ii) the Study drug’s harmful or otherwise adverse effect, including, without limitation, a Claim based upon the consumption, sale, distribution or marketing of any substance, including the Study drug, (iii)any breach by Sponsor of any material obligations under this Agreement, or (iv) the negligence or intentional misconduct of Sponsor, except to the extent such Losses are caused by WCT Group’s negligence or wilful misconduct.

In the event WCT incurs reasonable and necessary costs or out-of-pocket expenses as a result of it becoming involved in, or being required to appear or otherwise participate in, a matter (i) relating to the Study that is the subject of a claim or any proceeding, litigation, arbitration or some other dispute resolution mechanism, and (ii) where WCT’s performance of the Services in a manner other than in compliance with this Agreement is not at issue in such claim, then Sponsor shall reimburse WCT for pre-approved reasonable and necessary costs or out-of-pocket expenses. The Parties agree to cooperate with each other and to use commercially reasonable best efforts in good faith to minimize WCT’s participation in and the costs or out-of-pocket expenses relating to such disputes.

10.3         Indemnification Procedures

Upon receipt of written notice of any Claim which may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other Party, (the “Indemnifying Party”). The Indemnified Party shall permit the Indemnifying Party, at its own option and expense, to assume the complete defense of such Claim, provided that the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense. As to those Claims with respect to which the Indemnifying Party does not elect to assume control, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at the Indemnifying Party’s own cost and expense.

11.0         LIMITATION OF LIABILITY

Under no circumstances shall either Party be liable under this Agreement for any indirect, incidental, special or consequential damages of the other Party resulting from such Party’s performance or failure to perform under this Agreement. In addition and except for the confidentiality and indemnification obligations of WCT under Sections 5 and 10.1, respectively, in no event shall the collective, aggregate liability of the WCT Group to Sponsor [C.I.] pursuant to this Agreement.

12.0         INSURANCE

Sponsor hereby represents and warrants that it shall maintain adequate clinical trial and product liability insurance coverage, with insurance companies having an A. M. Best Rating of [C.I.] to cover all personal injury, death or loss suffered as a result of the Study Drug, participation in the trial or the trial screening process. Sponsor shall provide WCT with a copy of Sponsor’s effective Certificate of Insurance or such other documented evidence to confirm that it has such coverage. Sponsor shall maintain such insurance for the entire duration of the Study and shall notify WCT of any changes in coverage which impact the coverage requirements set forth above.

Prior to commencement of any work under this Agreement, WCT shall, at its sole expense, maintain the following insurance on its own behalf, with insurance companies having an A. M. Best Rating of [C.I.]:

(1)        Commercial General Liability (including Premises Operations). The policy must be on an occurrence form and include the following limits: Each Occurrence: [C.I.]; General Aggregate: [C.I.].

(2)        Commercial Umbrella Liability. This policy must include the following limits: Occurrence Limit: [C.I.]; Aggregate Limit (where applicable); [C.I.] Policy to be excess of the Commercial General Liability, Commercial Automobile Liability and Employers Liability.

(3)        Product/Professional Liability Coverage (Errors & Omissions): Each Claim Limit: [C.I.]; Aggregate Limit: [C.I.]. Throughout the term of this Agreement, the Errors & Omissions Liability insurance's retroactive date will be no later than the effective date of this agreement. Upon expiration or termination of this Agreement, WCT will either continue to maintain an active insurance policy, or purchase an extended reporting period coverage for claims first made and reported to the insurance company [C.I.] the end of the Agreement.

Upon request, WCT shall provide Sponsor with a copy of WCT’s Certificates of Insurance or such other documented evidence to confirm that it has all of the foregoing coverage. WCT shall maintain such insurance for the entire duration of the Study and shall notify Sponsor of any reduction in coverage which impact the coverage requirements set forth above.

13.0         REPRESENTATIONS AND WARRANTIES

13.1         Each Party represents that it is authorized to enter into this Agreement and that the terms of this Agreement are not inconsistent with or a violation of any contracted or other legal obligation to which it is subject.

13.2         Each Party represents that it has all qualifications, authorizations, licenses or permits which are necessary for performance of its obligations under this Agreement.

13.3         WCT represents and warrants to Sponsor that:

(a)          WCT is a duly incorporated and validly existing corporation under the laws of the Delaware;

(b)          WCT represents that taken together with its Affiliates it has personnel, equipment, experience and expertise sufficient in quality and quantity to provide all comprehensive Services requested by Sponsor hereunder and agreed to by WCT and its Affiliates and that any and all such Services will be performed commensurate with the commercially reasonable standards generally applicable to the conduct and management of clinical drug studies by a clinical research organization throughout the world;

(c)          upon execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding agreement of WCT and its Affiliates, as applicable, enforceable in accordance with its terms, except to the extent enforceability may be affected by applicable bankruptcy, reorganization, insolvency, and moratorium laws and other laws applicable generally to creditors’ rights and debtors’ remedies from time to time in effect;

(d)          neither the execution and delivery of this Agreement nor WCT’s performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of WCT’s registration documents or its By-Laws or any equivalent document or of any material contract, commitment or other obligation to which WCT is a party, or violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which WCT is subject; and

(e)          WCT has developed a business interruption and disaster recovery program and is executing such program to assess and reduce the extent to which WCT’s hardware, software and embedded systems may be susceptible to errors or failures in various crisis (or force majeure) situations. In the event that any data, reports or materials that are delivered by WCT to Sponsor are inaccurate, and WCT does not reasonably dispute such inaccuracy, and such inaccuracy is caused by errors or failures of WCT’s personnel, hardware, software or embedded systems then WCT will, to the extent possible, fix, or if necessary, re-perform the deliverables at its own expense within mutually agreeable time frames. If Sponsor and WCT mutually agree that WCT is not capable of timely or satisfactory re-performance and WCT has been paid for such Services, then WCT will reimburse Sponsor for the reasonable costs related to a third party’s re-performance of such services or reimburse Sponsor for the reasonable internal costs allocated for the re-performance of such services; provided, however, such reimbursement shall not exceed the amount of money WCT received for the performance the inaccurate Services.

(f)         WCT will employ commercially reasonable efforts to ensure that all data collected and stored by it pursuant to this Agreement will be safeguarded against loss, damage and destruction arising from any cause including, but not limited to, theft, fire, flood, earthquake, lightning, and electrical disruption. Such measures and processes will include, but not be limited to, (a) storage of hard-copy documents and computer storage disks in locked, fireproof containers, and (b) back-up and recovery systems (which are periodically tested) for computer-based systems. Sponsor has the right, but not the obligation, subject to at least ten (10) business days prior written notice to WCT, during normal business hours and at mutually agreed upon dates and times, to periodically inspect WCT’s premises to determine whether the foregoing measures and processes are in effect and being implemented. Such inspections shall be subject to the confidentiality obligations set forth herein.

14.0         DISCLAIMER

Sponsor acknowledges that the results of the Studies for which the Services are to be provided hereunder are inherently uncertain and that, accordingly, there can be no assurance, representation or warranty by WCT that the product covered by this Agreement can, either during the term of this Agreement or thereafter, be successfully developed or receive the required approval by the regulatory authorities.

Sponsor acknowledges that the development of the protocol concept and scientific rationale shall be the sole responsibility of Sponsor regardless of WCT’s involvement in Study design or protocol-writing (or lack thereof).

15.0         EMPLOYEES; NON-SOLICITATION

WCT’s staff is not, nor shall they be deemed to be at any time during the term of this Agreement, the employees of Sponsor. In consideration of the fees and benefits provided in this Agreement, Sponsor agrees that, without WCT’s prior written consent, during the term of this Agreement and for a [C.I.] following its expiration or other termination, neither Sponsor nor any of its Affiliates shall directly or indirectly solicit for employment or contract, attempt to employ or contract with, or assist any other entity in employing, contracting with or soliciting for employment or contract any employee who is at that time employed/contracted by WCT and who had been employed/contracted by WCT in connection with this Agreement issued hereunder. In the event that legal action becomes necessary for the enforcement of all or any part of this provision, the prevailing party shall [C.I.]. Sponsor acknowledges that in the event of a breach of this Section 15.0, WCT shall be entitled to seek injunctive relief for any such breach.

16.0         NOTICES

All notices provided for in this Agreement shall be in English and shall be sent by registered first class mail, postage prepaid, return receipt requested, addressed to the respective Parties as follows:

If to Sponsor:

Neurotrope Bioscience Inc.

50 Park Place, Newark NJ 07102

ATTN: [C.I.]

If to WCT:

c/o Worldwide Clinical Trials, Inc.

401 North Maple Drive

Beverly Hills, California 90210

ATTN: General Counsel

17.0         MISCELLANEOUS

17.1         Modification

This Agreement may be supplemented, amended or modified only by mutual agreement of the Parties. No supplement, modification or amendment of this Agreement will be binding unless it is in writing and signed by both Parties.

17.2         Assignment

Neither Party shall have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, except that either Party may assign this Agreement to an Affiliate, any purchaser of or successor to that area of its business to which this Agreement is related, any purchaser of all or substantially all of such Party’s assets or in excess of 50% of such Party’s voting securities, and any successor corporation resulting from any merger, consolidation, reorganization, business organization, joint venture or similar transaction of such Party with or into such corporation. WCT assignment, delegation or subcontracting to any third parties shall be in accordance with the terms of this Agreement. Any permitted assignment by either party will not relieve such Party of its obligations or liability incurred prior to assignment. Any assignment not in compliance with the terms of this provision shall be void.

17.3         Force Majeure

Neither Sponsor nor WCT shall be liable for delays in performing or any failure to perform any of the terms of this Agreement caused by the effects of fire, strike, war (declared or undeclared), insurrection, acts of terror, government restriction or prohibition, or other causes reasonably beyond its control and without its fault, but the Party failing to perform shall use all commercially reasonable efforts to resume performance of this Agreement as soon as feasible. Any episode of force majeure which [C.I.] from the date of notification of its existence shall give the non-affected Party the right to terminate this Agreement [C.I.].

17.4         Severability

If any provision of this Agreement is found by a court to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable laws and regulations or stricken if not so conformable, so as not to affect the validity or enforceability of the remaining provisions of this Agreement, except if the principal intent of this Agreement is frustrated by such reformation or deletion in which case this Agreement shall terminate.

17.5         English Language

Unless the Parties otherwise agree, any document that is provided in connection with this Agreement must be (a) in English, or (b) accompanied by a certified English translation, in which case the English translation shall prevail unless the document is a statutory or other official document.

17.6         Entire Agreement

The Parties hereto acknowledge that each has read this Agreement, understands it and agrees to be bound by its terms. The Parties agree that this Agreement is the complete agreement between the Parties on the subject matter and supersedes all proposals (oral or written), letters of intent, understandings, representations, conditions, warranties, covenants and other communications between the Parties relating to the same subject matter.

17.7         Survival

The terms, contained in Section 3, Sections 6.0, 7.6, 8.0, 10.0, 11.0, and 17.0 of this Agreement shall survive the completion of performance, expiration or termination of this Agreement. Sections 5.0, and 15.0 shall survive for the period expressly set forth in such Section or, if none, the applicable statute of limitations period applicable to a claim for breach of such provision.

17.8	Governing Law

This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware and each Party hereby specifically consents to the personal jurisdiction thereof.

17.9	Waiver

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances will be deemed to be construed as a further or continuing waiver of such term, provision or condition or of any other term, provision or condition of this Agreement.

17.10	Independent Contractors

The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Subject to Section 10.0 and/or as may be expressly agreed otherwise in the case of legal representation in the EU, neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

17.11	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file or other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

17.12	Arbitration

In the event a dispute relating to this Agreement arises between the Parties, the Parties shall confer in good faith to resolve the dispute through negotiations between respective senior executives of the Parties. In the event that the Parties are unable to resolve the dispute, the Parties will attempt to resolve the dispute in good faith through mediation. If the dispute has not been resolved by mediation [C.I.] of the initiation of the procedure, the dispute shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules in Delaware. Judgment shall be rendered by a mutually agreed upon single arbitrator. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized representatives effective as of the Effective Date.

NEUROTROPE BIOSCIENCES, INC.		WORLDWIDE CLINICAL TRIALS, INC.

By:	/s/ Warren W. Wasiewski MD	By:	/s/ James Avery Miles

Name:	Warren W. Wasiewski MD	Name:	James Avery Miles

Title:	Chief Medical Officer	Title:	Authorized Signatory

Date:	09 October 2015	Date:	09 October 2015

LIST OF EXHIBITS:

EXHIBIT A:	Scope of Services
EXHIBIT B:	Timeline
EXHIBIT C:	Budget
EXHIBIT D:	Payment Schedule
EXHIBIT E:	Form of Change Order

EXHIBIT A

SCOPE OF SERVICES

Cost Driver	WCT’s Assumptions

Countries, Sites, Patients and CRAs
Total number of countries	1
Total number of sites	[C.I.]
Total number of screened patients	[C.I.]
Total number of enrolled patients	150
Screening failure rate	[C.I.]
Total number of completed patients	[C.I.]
Drop-out rate	[C.I.]
Total number of CRAs	5
Countries and Sites - Region 1	USA [C.I.]
Number of Sites - Region 1	[C.I.]
Number of Patients - Region 1	150
Number of CRAs - Region 1	[C.I.]
Study Duration
Duration of WCT Involvement	[C.I.]
Start-up	[C.I.]
Conduct	[C.I.]
Close-out	[C.I.]
Project Management
Provide Project Management	Yes
Regional Project Director	Yes - USA
Regional Project Manager	Yes - USA
Lead CRA / Clinical Trial Manager	Yes - USA, USA
Clinical Trial Associate	Yes - USA
Study document preparation	Yes
Project Tracking (CTMS)	Yes
Study Supply Management	Yes
Project Oversight	Yes
Vendor Management	Yes
Identify and contract with vendors	[C.I.]
Manage vendors	[C.I.]
Manage payment of vendors	[C.I.] payments
Prepare and distribute Investigator newsletters	Yes
Sponsor Metrics Reports	Yes
Day to day management of all WCT study activities	Yes
Oversee Investigator selection	Yes
Set up WCT electronic Trial Master File (eTMF)	Yes

Ongoing maintenance of eTMF	Yes
Set-up and maintain Clinical Trial Management System (CTMS)	Yes
Data from multiple sources will be integrated	Yes
Organization of Data Monitoring Committee	Yes
Recruitment tracking	Yes
Visit report review	Yes
Data query review	Yes
Prepare and present CRA training	Yes
Prepare for archive and return of Trial Master File to Sponsor	Yes
Return Investigational Product and other study supplies to sponsor	Yes
Investigator Meeting
Investigator Meeting involvement	Yes
Investigator Meeting(s) - organize	Yes
Investigator Meeting(s) - attend	Yes
Number of Investigator Meeting(s)	1
Investigator Meeting 1 - Location and number of attendees	USA - [C.I.]
Duration of Investigator Meeting 1	[C.I.] days
Communication
Prepare and distribute regular study progress reports	Yes
General communication with sponsor, sites and vendors	Yes
Project team teleconferences	Yes
Number of internal teleconferences	[C.I.]
Number of sponsor teleconferences	[C.I.]
Number of months of sponsor medical teleconferences	[C.I.]
Face-to-face meetings with sponsor	Yes
Number of meetings (excluding kick-off meeting)	[C.I.]
Regulatory and Ethics Submissions
Provide regulatory services	Yes
Costs & required effort are based on the receipt of quality documents. If document quality does not meet required standards, and additional work is required, hours & cost will be adjusted accordingly.
Site regulatory document collection / QC	Yes
Collect essential documents from sites	Yes
Review essential documents for completeness and accuracy prior to drug release	Yes
IRB Submissions (US)	Yes
Number of Central IRBs	[C.I.]
Number of Local IRBs	[C.I.]
Annual Regulatory Reports	Yes

Start-up Activities
Provide start-up services	Yes
Costs & required effort are based on the receipt of quality documents. If document quality does not meet required standards, and additional work is required, hours & cost will be adjusted accordingly.
Prepare for and attend internal kick-off meeting	Yes
Prepare for and attend sponsor kick-off meeting	Yes
CRF design	Yes
Informed Consent Form - create	Yes
Informed Consent Form - adapt to local requirements	Yes
Investigator Agreement Negotiation	Yes
WCT master contract templates, WCT site specific templates, and WCT country contract templates. Templates require minimal sponsor changes. WCT maintains flexibility in budget and language negotiation.	Yes
Number of site contracts	[C.I.]
Translation of Study Documents	Yes
Informed Consent Form	Yes
Study Initiation
Site identification	Yes
No. of Sites to contact	[C.I.]
Pre-study site visits	Yes
[C.I.]	[C.I.]
Initiation visits	Yes
[C.I.]	[C.I.]
Study Conduct
Provide Clinical Monitoring	Yes
Create study manual and procedure guidelines	Yes
Site Management throughout study	Yes
Perform drug accountability	Yes
Resolve queries with sites	Yes
Build Investigator Budget	Yes
Process investigator payments	Yes
• Prepare & distribute invoices • Track payments
Frequency and Total number of site payments
Region 1	[C.I.] payments
Interim monitoring visits	Yes
[C.I.]	[C.I.] visits
Additional time on site	Yes
[C.I.]	[C.I.] units
Remote EDC monitoring in conduct period	No
Close-out visits	Yes
[C.I.]	[C.I.] visits
Drug Safety / Pharmacovigilance
Provide Pharmacovigilance	Yes

SAE Processing - WCT Argus Database (actual units completed will be charged)	Yes - [C.I.]
Argus Database Set-up	Yes
Safety Plan - High Complexity	Yes
SUSARs to FDA (actual units completed will be charged)	Yes - [C.I.] reports
SUSARs to EC / IRB (actual units completed will be charged)	Yes - [C.I.] ECs or IRBs
SUSAR to Investigators (actual units completed will be charged)	Yes - [C.I.] investigators
DSUR to EC/IRB	Yes - [C.I.] reports
Drug Safety Administration	Yes
Drug Safety Monitoring Board (DSMB)
Participate in DSMB Meetings	Yes
Identification of DSMB	No
Prepare DSMB Charter	No
DSMB Meeting Preparation	Yes
Number of DSMB meetings to attend	[C.I.]
Medical Monitoring
Provide Medical Monitoring	Yes
• Manage site inquiries regarding inclusion/ exclusion criteria, documenting these interactions
• Provide protocol clarifications to sites and Project team members
• Prepare for and conduct team training
• Serve as the expert internal resource to optimize the team’s overall performance
Medical Monitoring Plan	Yes
• Incorporates any sponsor’s preferences regarding the medical oversight of the trial
• Guides the Medical Monitoring of the trial, helps ensure standardization for global studies (for which a global team of MMs provides medical oversight) and serves as the official "living" reference regarding medical management of the study
Provide Medical Monitor support during start-up	Yes
Review abnormal laboratory data	Yes
• Includes time to document site awareness and follow-up
Provide 24/7 medical coverage to support urgent subject and site situations	Yes
Data Management
Provide Data Management Services	Yes
Paper or EDC?	EDC
EDC System	eCOS
No. of CRF pages per completed patient	[C.I.]
No. of unique CRF pages	[C.I.]
Total CRF pages to process for all subjects	[C.I.]
Develop database (EDC)	Yes - eCOS
Statistician Review of CRF and DB	WCT
Code data (MedDRA/WHODRUG)	Yes
Coding - AE per patient	[C.I.]
Con Meds per patient	[C.I.]
Medical Histories per patient	[C.I.]

Develop edit checks	Yes
Data entry	Site to perform
Data receipt for reconciliation	Yes - [C.I.] transfers
SAE Reconciliation	Yes - [C.I.] SAEs
Process data edits, query editing and resolution	Yes
Extract data in SAS format	Yes
Database Lock	Yes
No. of interim database locks	[C.I.]
Data Transfers of raw data	Yes
No. of data transfers in study	[C.I.]
Archive Database	Yes
Statistics
Provide Statistics	Yes
Study design support	Yes
Preparation of Statistical Analysis Plan	Yes
To be approved by Sponsor prior to the release of treatment codes to WCT
Randomization	Yes
Prepare shell tables, listings and figures	Yes
Programming of SDTM datasets	Yes
# domains	[C.I.]
Programming of ADaM datasets	Yes
# datasets	[C.I.]
Programming of TLFs - for interim analysis	Yes
No. of Unique Tables	[C.I.]
No. of Repeat Tables	[C.I.]
No. of Unique Listings	[C.I.]
No. of Repeat Listings	[C.I.]
No. of Unique Figures	[C.I.]
No. of Repeat Figures	[C.I.]
Perform interim analysis	Yes
# interim analyses	[C.I.]
Programming of TLFs - for final analysis	Yes
No. of Unique Tables (Final)	[C.I.]
No. of Repeat Tables (Final)	[C.I.]
No. of Unique Listings (Final)	[C.I.]
No. of Unique Figures (Final)	[C.I.]
No. of Repeat Figures (Final)	[C.I.]
Perform final statistical analysis	Yes
Production of statistical analysis tables as per WCT SOPs using validated macros with SAS 9.2 (or later) or S-PLUS 6.2 (or later) as appropriate
Data transfers of derived datasets	[C.I.]
CRF Review	Yes
Database Review	Yes

Edit Check Review	Yes
Electronic Data Transfer Specification	Yes
Electronic Data Transfer Review	Yes
Final Statistical report	Yes
Contribution to final CSR	Yes
• Appendices will only include Sections 16.2 and 16.4 • Will meet ICH guidelines
Medical Writing
Provide Clinical Writing	Yes
Patient Informed Consent Form	Yes
Prepare shell CSR, including study methodology, draft results text, and shell in-text tables	Yes
Prepare first draft CSR	Yes
• Includes final results text and in-text tables • Includes review of project team • Includes QC from Scientific and Medical Affairs
Review and provide comments on draft CSR	Yes
Prepare second draft CSR, including changes made during SPONSOR’s review	Yes
Finalize CSR, including appendices and complete CSR data	Yes
Publish CSR	Yes
Number of Safety/Efficacy Narratives (Unit cost for 1 SAE narrative represented and are charged based on actual)	[C.I.]
Annual Report Update	Yes
Clinical Assessment and Training
Provide Rater Training Services	Yes
Survey sites to assess raters and their backgrounds	Yes
Total number of initial raters	[C.I.]
Expected number of raters requiring remediation	[C.I.]
Expected number of raters requiring remediation	[C.I.]
Prepare all training and certification	Yes
No. of scales for training	[C.I.]
No. of scales for certification	[C.I.]
Conduct training sessions	Yes
Provide scale management	Yes
Scales	[C.I.]
Develop Training Materials	Yes
No. of simple presentations	[C.I.]
No. of complex presentations	[C.I.]
Provide translations	No
No. of improvisational actors	[C.I.]
Screening Reviews	Yes - [C.I.]
Baseline Reviews	Yes - [C.I.]
EDC Reviews	Yes - [C.I.]

Web Portal	Yes
Final Report	Yes
IxRS
Provide IxRS	Yes
IxRS System	[C.I.]
IVRS or IWRS?	[C.I.]
Implement standard security measures	Yes

• Provide user registration mechanism to allow personnel at sites to register as users

• Register Sponsor personnel who access the IVRS

• Track individual user authority to access the system for both call modules available and sites for which they can be used

Create menu with the following options:	Yes

• Screening

• Randomization

• Scheduled visits with re-supply of treatment

• Study completion/discontinuation at any point

• Confirm shipment receipt

• Obtain replacement treatment

• Obtain a code-break

• Special assistance 24/7

• Demonstration mode operation

System Setup	Yes
User requirements specification Study specific user materials Archiving of study records
Provide mechanism for sponsor or third parties to amend a site’s status	Yes
IxRS project Management	Yes
Ongoing project management
Completion of project deliverables
Communication of status to the customer and project team
System maintenance (included scheduled backups)
Data corrections
User account administration
Manage Drug Distribution	Yes
• Control drug supply
• Full tracking of kit status and expiry dates
• Site to call to confirm that treatment kits have been received
• Resupply mechanism for each study medication
• Software can be adapted to accommodate client procedures
Confirm calls via a fax/email to the site	Yes
Make toll-free lines available to all sites	Yes
System Maintenance (24/7 support)	Yes
Provide data transfers of all data collected via the IVRS	Yes
Assumes one way integration with one system
Site Training	Yes
• The Project Manager will be available to make presentations at the Investigators’ Meeting to explain the functions of the IVRS (and the website, if appropriate), or to participate in conference calls with site personnel. This proposal does not include such costs. However, if required in the future, attendance at meetings will be charged on a time and expenses basis
No. of Calls per Site	[C.I.]
No. of Calls per Patient	[C.I.]

EXHIBIT B

TIMELINE

Milestone	Date
WCT Begins Full Service Activities	[C.I.]
First Patient Randomized	[C.I.]
Last Patient In	[C.I.]
Last Patient Out of Treatment	[C.I.]
Last CRF to Data Management	[C.I.]
Database Lock	[C.I.]
Final Tables, Listings and Figures	[C.I.]
Clinical Study Report	[C.I.]

EXHIBIT C

BUDGET

Worldwide Clinical Trials Budget

Client: Neurotrope

Study: A randomized double-blind placebo controlled study of 2 doses of bryostatin 1 to assess the safety, tolerability and efficacy of bryostatin 1 for the treatment severe Alzheimer’s disease.

	Services	Unit	# Units	Unit Cost USD $	WCT Fees USD $

Clinical Start Up
o	Identify Investigators / Investigative Sites	Site	[C.I.]	[C.I.]	[C.I.]
o	Internal Training/Protocol Review (Completed under LOI)	Protocol	[C.I.]	[C.I.]	[C.I.]
o	Essential Document Review Plan	Plan	[C.I.]	[C.I.]	[C.I.]
o	Collect Essential Documents	Site	[C.I.]	[C.I.]	[C.I.]
o	Essential Document Review	Site	[C.I.]	[C.I.]	[C.I.]
o	Investigator Agreements	Contract	[C.I.]	[C.I.]	[C.I.]
o	Creation of study manuals, procedures guidelines	Manual	[C.I.]	[C.I.]	[C.I.]
o	Adapt ICF to local requirements	Country	[C.I.]	[C.I.]	[C.I.]
o	Investigator Meeting Preparation	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Investigator Meeting Attendance
	>USA	Meeting	[C.I.]	[C.I.]	[C.I.]
o	CRA Training at IM	CRA	[C.I.]	[C.I.]	[C.I.]
o	Other CRA Training	CRA	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Study Start Up				[C.I.]
Regulatory Affairs
o	IRB Submissions (US and Canada)
	North America - Local IRB	Site	[C.I.]	[C.I.]	[C.I.]
	North America - Central IRB	Site	[C.I.]	[C.I.]	[C.I.]
o	Annual Regulatory Reports	Year	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Regulatory Affairs				[C.I.]
Trial Master File
o	TMF Set-up (Completed under LOI)	TMF	[C.I.]	[C.I.]	[C.I.]
o	TMF Maintenance and Ongoing QC	Sites x Months	[C.I.]	[C.I.]	[C.I.]
o	TMF Final Reconciliation and Transfer	Site	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Trial Master File				[C.I.]
Communication
o	Internal Kick-off Meeting (Completed under LOI)	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Sponsor Kick-off Meeting	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Sponsor Face-to-Face Meetings	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Sponsor Teleconferences	Teleconference	[C.I.]	[C.I.]	[C.I.]
o	Internal Teleconferences	Teleconference	[C.I.]	[C.I.]	[C.I.]
o	CRA Teleconferences/Meetings	Month	[C.I.]	[C.I.]	[C.I.]

o	Sponsor Medical Teleconferences	Month	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Communication				[C.I.]
Vendor Contracting & Management
o	Identify and Contract with Vendors	Vendor	[C.I.]	[C.I.]	[C.I.]
o	Vendor Specifications	Vendor	[C.I.]	[C.I.]	[C.I.]
o	Vendor Management	Month	[C.I.]	[C.I.]	[C.I.]
o	Third Party Vendor Payment Set-up	Vendor	[C.I.]	[C.I.]	[C.I.]
o	Vendor Payment Processing	Payment	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Vendor Contracting & Management				[C.I.]
Clinical Monitoring
o	Pre-Study Site Visits	Site	[C.I.]	[C.I.]	[C.I.]
o	Site Initiation Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Interim Monitoring Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Additional Time on Site	Buckets of Time	[C.I.]	[C.I.]	[C.I.]
o	Site Close-Out Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Site Management	Site Month	[C.I.]	[C.I.]	[C.I.]
o	Lead CRA Support	Month	[C.I.]	[C.I.]	[C.I.]
o	Review of Site Visit Reports	Visit	[C.I.]	[C.I.]	[C.I.]
	Sub Total Clinical Monitoring				[C.I.]
Grant Payments
o	Contracts and Budgets Plan (Completed under LOI)	Plan	[C.I.]	[C.I.]	[C.I.]
o	Investigator Budget Build (Completed under LOI)	Build	[C.I.]	[C.I.]	[C.I.]
o	Grant Payment Setup	Contract	[C.I.]	[C.I.]	[C.I.]
o	Grant Payment Processing	Payment	[C.I.]	[C.I.]	[C.I.]
o	Sunshine Act Reporting (US)	Month	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Grant Payments				[C.I.]
Drug Safety Services
o	Case Processing - High Complexity Service
	Initial SAE Processing - Argus Database	SAE	[C.I.]	[C.I.]	[C.I.]
	SAE Processing - Substantive Follow Ups***	SAE	[C.I.]	[C.I.]	[C.I.]
	Argus Database Set-up & Configuration	Database	[C.I.]	[C.I.]	[C.I.]
	Argus Database Hosting	Months	[C.I.]	[C.I.]	[C.I.]
	Safety Plan	Plan	[C.I.]	[C.I.]	[C.I.]
o	Safety Reporting/Communication Activities
	SUSARs to FDA	Report*SUSAR	[C.I.]	[C.I.]	[C.I.]
	SUSARs to EC / IRB	SUSAR*EC/IRB	[C.I.]	[C.I.]	[C.I.]
	SUSAR to Investigators	Investigators* SUSARs	[C.I.]	[C.I.]	[C.I.]
	DSUR to EC/IRB	Report*EC/IRB	[C.I.]	[C.I.]	[C.I.]
o	Drug Safety Oversight	Months	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Safety				[C.I.]
Drug Safety Monitoring Board (DSMB)

o	DSMB Report Recommendation	Report	[C.I.]	[C.I.]	[C.I.]
o	DSMB Meeting Preparation	DSMB Meeting	[C.I.]	[C.I.]	[C.I.]
o	DSMB Meeting Attendance	DSMB Meeting	[C.I.]	[C.I.]	[C.I.]
	Sub-Total DSMB				[C.I.]
Medical Monitoring
o	Medical Monitor Start-up Activities	Month	[C.I.]	[C.I.]	[C.I.]
o	Medical Management	Month	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Medical Monitoring				[C.I.]
Data Management
o	Data Management Ongoing Support	Month	[C.I.]	[C.I.]	[C.I.]
o	Preparation of Data Management File including DMP	Plan	[C.I.]	[C.I.]	[C.I.]
o	EDC System
	Design, Build and Validate EDC	System	[C.I.]	[C.I.]	[C.I.]
	Training Materials and Site Support	Set-up	[C.I.]	[C.I.]	[C.I.]
	Query generation, listing review and resolution of eCRF data	Page	[C.I.]	[C.I.]	[C.I.]
o	Edit Checks - Programmed	Project	[C.I.]	[C.I.]	[C.I.]
o	Coding of AE's	Unique Term	[C.I.]	[C.I.]	[C.I.]
o	Coding of concomitant medications using WHODDE	Unique Term	[C.I.]	[C.I.]	[C.I.]
o	Coding of Medical History	Unique Term	[C.I.]	[C.I.]	[C.I.]
o	Database Quality Assessment	Report	[C.I.]	[C.I.]	[C.I.]
o	Database Locks	DB Lock	[C.I.]	[C.I.]	[C.I.]
o	Study DM Reports	System	[C.I.]	[C.I.]	[C.I.]
o	Receipt of data for reconciliation	Vendor	[C.I.]	[C.I.]	[C.I.]
o	Receipt of data for reconciliation	Upload	[C.I.]	[C.I.]	[C.I.]
o	SAE Reconciliation	SAE	[C.I.]	[C.I.]	[C.I.]
o	Data Transfers of raw data	Transfer	[C.I.]	[C.I.]	[C.I.]
o	EDC System use and ongoing data management	EDC System	[C.I.]	[C.I.]	[C.I.]
o	EDC Archival	Archival	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Data Management				[C.I.]
Biostatistics
o	Study Design Support / Consultancy (Completed under LOI)	Project	[C.I.]	[C.I.]	[C.I.]
o	Biostats - ongoing PM support	Month	[C.I.]	[C.I.]	[C.I.]
o	Statistical Analysis Plan	Plan	[C.I.]	[C.I.]	[C.I.]
o	Patient Populations	Study	[C.I.]	[C.I.]	[C.I.]
o	Annotated CRF	CRF	[C.I.]	[C.I.]	[C.I.]
o	Design Unique Table Shells (Mocks)	Table	[C.I.]	[C.I.]	[C.I.]
o	Design Repeat Table Shells (Mocks)	Table	[C.I.]	[C.I.]	[C.I.]
o	Design Unique Listings Shells (Mocks)	Listing	[C.I.]	[C.I.]	[C.I.]
o	Randomization Schedule (Completed under LOI)	Randomization	[C.I.]	[C.I.]	[C.I.]

o	Randomization Kit List (Completed under LOI)	Kit List	[C.I.]	[C.I.]	[C.I.]
o	Programming/QC of ADaM datasets	ADaM Dataset	[C.I.]	[C.I.]	[C.I.]
o	Programming/QC of Data Displays - Interim
	Unique Tables	Table	[C.I.]	[C.I.]	[C.I.]
	Repeat Tables	Table	[C.I.]	[C.I.]	[C.I.]
	Unique Listings	Listing	[C.I.]	[C.I.]	[C.I.]
	Repeat simple table	Table	[C.I.]	[C.I.]	[C.I.]
	Repeat compl table	Table	[C.I.]	[C.I.]	[C.I.]
	Unique listing	Listing	[C.I.]	[C.I.]	[C.I.]
	Repeat Figures	Figure	[C.I.]	[C.I.]	[C.I.]
o	Programming/QC of Data Displays -Week 12
	Unique Tables	Table	[C.I.]	[C.I.]	[C.I.]
	Repeat Tables	Table	[C.I.]	[C.I.]	[C.I.]
	Unique Listings	Table	[C.I.]	[C.I.]	[C.I.]
	Unique Figures	Figure	[C.I.]	[C.I.]	[C.I.]
	Repeat Figures	Figure	[C.I.]	[C.I.]	[C.I.]
o	SDTM Datasets	Data Domain	[C.I.]	[C.I.]	[C.I.]
o	PK Data	Dataset	[C.I.]	[C.I.]	[C.I.]
o	Define XML	CDISC Dataset Types	[C.I.]	[C.I.]	[C.I.]
o	Statistical Analysis	Analysis	[C.I.]	[C.I.]	[C.I.]
o	Interim Analysis	Analysis	[C.I.]	[C.I.]	[C.I.]
	Week 12 Analysis Delivery	Analysis	[C.I.]	[C.I.]	[C.I.]
o	CRF Review (Completed under LOI)	Review	[C.I.]	[C.I.]	[C.I.]
o	Database Review	Review	[C.I.]	[C.I.]	[C.I.]
o	Edit Check Review	Review	[C.I.]	[C.I.]	[C.I.]
o	Electronic Data Transfer Specification	Specification	[C.I.]	[C.I.]	[C.I.]
o	Electronic Data Transfer Review	Review	[C.I.]	[C.I.]	[C.I.]
o	Statistical Contribution to CSR	Report	[C.I.]	[C.I.]	[C.I.]
o	Data Transfers	Transfer	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Biostatistics				[C.I.]
Clinical Writing
o	Informed Consent (ICF) Creation (Completed under LOI)	ICF	[C.I.]	[C.I.]	[C.I.]
o	Clinical Study Report (CSR)	CSR	[C.I.]	[C.I.]	[C.I.]
o	CSR Appendices	CSR	[C.I.]	[C.I.]	[C.I.]
o	CSR Appendices (Narratives)	Narrative	[C.I.]	[C.I.]	[C.I.]
o	Safety/Efficacy Narratives	Narrative	[C.I.]	[C.I.]	[C.I.]
o	Annual Report Update	Update	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Clinical Writing				[C.I.]
Clinical Assessment and Training
o	Start-up communication, planning, preparation, scheduling and outreach to sites/raters	Month	[C.I.]	[C.I.]	[C.I.]
o	Initial Site Contact	Site	[C.I.]	[C.I.]	[C.I.]

o	Conduct communication, sponsor meetings, scheduling and outreach to sites/raters	Month	[C.I.]	[C.I.]	[C.I.]
o	Rater Experience Survey		[C.I.]	[C.I.]	[C.I.]
	Database Set-up	Database	[C.I.]	[C.I.]	[C.I.]
	Data Entry & Review	Rater	[C.I.]	[C.I.]	[C.I.]
o	Rater Remediation	Rater	[C.I.]	[C.I.]	[C.I.]
o	Scale Management (Completed under LOI)	Language	[C.I.]	[C.I.]	[C.I.]
o	Development of Training Material
	Simple	Presentation	[C.I.]	[C.I.]	[C.I.]
	Complex (Completed under LOI)	Presentation	[C.I.]	[C.I.]	[C.I.]
o	On Site Training	Meeting	[C.I.]	[C.I.]	[C.I.]
o	CRA Co-Monitoring Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Screening Reviews	Review	[C.I.]	[C.I.]	[C.I.]
o	Baseline Reviews	Review	[C.I.]	[C.I.]	[C.I.]
o	EDC Reviews	Review	[C.I.]	[C.I.]	[C.I.]
o	Fast Track Site Training	Visit	[C.I.]	[C.I.]	[C.I.]
	FTP Site Setup	Setup	[C.I.]	[C.I.]	[C.I.]
o	Web Portal	Portal	[C.I.]	[C.I.]	[C.I.]
o	Final Report	Report	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Clinical Assessment and Training				[C.I.]
IxRS
o	SMART IVRS Build (Tier 4)	Build	[C.I.]	[C.I.]	[C.I.]
o	SMART IVRS Monthly maintenance (Tier 2)	Month	[C.I.]	[C.I.]	[C.I.]
o	Custom integration	Integration	[C.I.]	[C.I.]	[C.I.]
o	ANSWRS - Build	Build	[C.I.]	[C.I.]	[C.I.]
o	ANSWRS - Support	Month	[C.I.]	[C.I.]	[C.I.]
o	SMART hosting	System	[C.I.]	[C.I.]	[C.I.]
	Sub-Total IxRS				[C.I.]
Technology
o	System Set-up	System	[C.I.]	[C.I.]	[C.I.]
o	System Maintenance	Month	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Technology				[C.I.]
Project Management
o	LOI Start-up through September 2015 (Completed under LOI)	Month	[C.I.]	[C.I.]	[C.I.]
o	WO Start-up September 2015 to study end	Month	[C.I.]	[C.I.]	[C.I.]
o	Conduct	Month	[C.I.]	[C.I.]	[C.I.]
o	Closure	Month	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Project Management				[C.I.]

	Total Estimated Service Fees				[C.I.]

	[C.I.]				[C.I.]

	Total Estimated Service Fees [C.I.]				[C.I.]

Estimated Pass-Through Costs

Clinical Start-Up Pass-through Costs
o	Print and Ship Investigator Site File to Sites	Site	[C.I.]	[C.I.]	[C.I.]
o	Translations	Page	[C.I.]	[C.I.]	[C.I.]
o	Investigator Meeting Attendance
	>USA	Meeting	[C.I.]	[C.I.]	[C.I.]
o	CRA Training	CRA	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Clinical Start Up Pass-through Costs				[C.I.]
Regulatory Affairs Pass-through Costs
o	IRB Site Regulatory Documents preparation/collection/ QC; includes annual renewals if needed
	North America - Local IRB	Site	[C.I.]	[C.I.]	[C.I.]
	North America - Central IRB	Site	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Regulatory Affairs Pass-through Costs				[C.I.]
Trial Master File Pass-through Costs
o	TMF System Set-up	TMF	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Trial Master File Pass-through Costs				[C.I.]
Communication Pass-through Costs
o	Sponsor Kick-off Meeting	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Sponsor Face-to-Face Meetings	Meeting	[C.I.]	[C.I.]	[C.I.]
o	CRA Teleconferences/Meetings	Month	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Communication Pass-through Costs				[C.I.]
Study Conduct Pass-through Costs
o	Pre-study Site Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Site Initiation Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Interim Monitoring Visits	Visit	[C.I.]	[C.I.]	[C.I.]
	Site Close-Out Visits	Visit	[C.I.]	[C.I.]	[C.I.]
o	Site Management	Site Month	[C.I.]	[C.I.]	[C.I.]
o	Print & Ship study documents, quarterly to each site	Shipment	[C.I.]	[C.I.]	[C.I.]
o	DSMB Meeting Travel	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Grant Payment Processing	Payment	[C.I.]	[C.I.]	[C.I.]
o	Vendor Payments	Payment	[C.I.]	[C.I.]	[C.I.]
	Sub Total Study Conduct Pass-through Costs				[C.I.]
Clinical Assessment and Training Pass-through Costs
o	CRA Co-Monitoring Visit	Visit	[C.I.]	[C.I.]	[C.I.]
o	Scale Licenses and Translation fees	Study	[C.I.]	[C.I.]	[C.I.]
o	On Site Training	Meeting	[C.I.]	[C.I.]	[C.I.]
o	Fast Track Site Training	Visit	[C.I.]	[C.I.]	[C.I.]
o	Video Recording at IM	Video	[C.I.]	[C.I.]	[C.I.]

	Sub-Total Clinical Assessment and Training Pass-through Costs				[C.I.]
IxRS Pass-through Costs
o	Fax confirmation notifications	Faxes	[C.I.]	[C.I.]	[C.I.]
o	Free-phone telephone number for each country (1 countries x 6 quarters)	Country * Quarter	[C.I.]	[C.I.]	[C.I.]
o	Interpreting service	Calls	[C.I.]	[C.I.]	[C.I.]
	Sub-Total IxRS Pass-through Costs				[C.I.]
Archiving Pass-through Costs
o	Shipment of completed eCRFs back to sites (archive copy, disc for EDC)	Shipment	[C.I.]	[C.I.]	[C.I.]
o	Shipment of completed eCRFs back to Sponsor (disc )	Shipment	[C.I.]	[C.I.]	[C.I.]
o	Final shipment of study records to Sponsor	Shipment	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Archiving Pass-through Costs				[C.I.]
Project Management Pass-through Costs
o	Start-up	Month	[C.I.]	[C.I.]	[C.I.]
o	Conduct	Month	[C.I.]	[C.I.]	[C.I.]
o	Closure	Month	[C.I.]	[C.I.]	[C.I.]
Sub-Total Project Management Pass-through Costs
Third Party Vendor Costs
o	Central Lab	Study	[C.I.]	[C.I.]	[C.I.]
o	ECG Provider	Study	[C.I.]	[C.I.]	[C.I.]
	Sub-Total Third Party Vendors				[C.I.]
PI Fees
o	PI - Grants - Completed patients	Patient	[C.I.]	[C.I.]	[C.I.]
o	PI - Grants - Screen failure patients	Patient	[C.I.]	[C.I.]	[C.I.]
o	PI - Grants - Dropped patients	Patient	[C.I.]	[C.I.]	[C.I.]
o	Site Fees	Site	[C.I.]	[C.I.]	[C.I.]
	Sub-Total PI Fees				[C.I.]
DSMB Member Fees
o	DSMB Payments for Kick-off Meeting	Member * Meeting	[C.I.]	[C.I.]	[C.I.]
o	DSMB Payments for Interim Analysis WebEx Meeting (2)	Member * Meeting	[C.I.]	[C.I.]	[C.I.]
o	DSMB Payments for Chairman Minute Preparation	Meeting	[C.I.]	[C.I.]	[C.I.]
o	DSMB Travel for Meetings (3 members, 1 F2F meetings)	Member * Meeting	[C.I.]	[C.I.]	[C.I.]
	Sub-Total DSMB Member Fees				[C.I.]

Total Estimated Pass Through Costs					[C.I.]

Total Estimated Budget					11,562,514.60

**	SAEs are charged based on actual at the unit cost noted in the budget.
***	On average there are approximately [C.I.] per initial SAE. These are charged [C.I.].

EXHIBIT D

PAYMENT SCHEDULE

1.	Service Fees:
1.1.	Notwithstanding the payment terms in Section 3.4 of the Agreement, upon signature of this Work Order, Sponsor will pay WCT an advance payment of $200,000.00. On November 1, 2015, WCT shall invoice Sponsor an additional advance payment of $927,792.10 due upon ten (10) days of receipt (collective [C.I.] of the estimated Work Order Service fees). Work Order was reconciled against amounts already invoiced and units completed by WCT based on the LOI dated March 30, 2015 and LOI Amendment #1 dated July 1, 2015. All subsequent invoices will be submitted to Sponsor by email based on the Payment Schedule. With the exception of the first two payments described above in the amount of $1,127,792.10, payment terms shall be as defined in this Agreement. Any outstanding balances will be reconciled at the end of the Study.

1.2.	Payment shall be issued by check or wire transfer at Sponsor’s option. Wiring instructions are as follows:

Account Holder:	Worldwide Clinical Trials, Inc.
Bank Name:	[C.I.]
Bank Address:	[C.I.]

ABA Routing No.:	[C.I.]
Bank Account No.:	[C.I.]
Swift Code:	[C.I.]
Taxpayer ID#:	[C.I.]

2.	Pass-through Expenses:
2.1.	Notwithstanding the payment terms in Section 3.4 of the Agreement, on November 1, 2015 WCT shall invoice Sponsor an advance payment of $267,932.82 due upon ten (10) days of receipt [C.I.]. Work Order advance payment was reconciled against amounts already invoiced and expensed incurred by WCT based on the LOI dated March 30, 2015 and LOI Amendment #1 dated July 1, 2015. WCT will submit subsequent monthly invoices by email for incurred Pass-through Expenses based on actuals, with each subsequent invoice for Pass-through Expenses until the advance payment is exhausted. With the exception of the first payment described above in the amount of [C.I.], payment terms shall be as defined in this Agreement. Any outstanding balances will be reconciled at the end of the Study.

3.	Investigator/Institution Fees:
3.1.	Notwithstanding the payment terms in Section 3.4 of the Agreement, on November 1, 2015, WCT shall invoice Sponsor an advance payment of $680,136.00 due upon twenty (20) day of receipt [C.I.]. Periodically, WCT will invoice Sponsor by email to replenish this advance back-up to an amount equivalent to [C.I.] of the anticipated Investigator/Institution grants or such other amount of funds needed to bring the balance to the sufficient amount to ensure that payments are made to sites in a timely manner. The invoice will be accompanied by a report which itemizes the Investigator/Institution grants that have been paid in the period, and will reconcile the use of funds received from Sponsor. If an increase in the amount of anticipated Investigator/Institution grants is necessary, WCT will provide appropriate support justifying such increase. Any outstanding balances will be reconciled and provided no earlier than [C.I.] after at the end of the Study. For avoidance of doubt, WCT will make all grant payments only from funds received from Sponsor specifically for this purpose. WCT shall not be liable for any payments delays due to the delay in receipt of funds from Sponsor.

EXHIBIT E

FORM OF CHANGE ORDER

Client:	WCT Project Manager:
Protocol Number:	WCT ID:
Change Order #:	Date:

Worldwide Clinical Trials, Inc. (“WCT”) and Sponsor Name (“Sponsor”) entered into an agreement dated [effective date] (“Agreement”) [as amended by Change Order # 1 effective [effective date]] [and further amended by Change Order # 2 effective [effective date]] in which WCT was to provide certain
Services to Sponsor in connection with Study [insert Protocol number] (“Study”). WCT and Sponsor wish to amend the Agreement as follows:

1. Revisions to the Scope of Services. The Scope of Services has been revised as described below, and WCT will provide the following additional services [will not provide the following services initially contracted]:

Description of Service	Cost

2. Revisions to the Study Budget. As a result of the changes to the Services and Scope of Services, this Change Order # [Insert] [increases] [decreases] the Service fees as shown above. A revised total budget value is below.

	Services Fees	Estimated Pass Through Costs	Total
Original Agreement Value:
Change Order #1 Value:
[Add additional Change Orders as necessary]
Revised Contract Value:

3. Revisions to the Payment Schedule. A revised and restated payment schedule, as amended by Change Order # [Insert#] is detailed below.

Payment Schedule, as amended by Change Order # [Insert]

Except to the extent specifically modified by this Change Order # [Insert], the provisions of the Agreement remain unmodified and the Agreement as amended by this Change Order # [Insert] is confirmed as being in full force and effect. All defined terms within the Agreement shall have the same meaning when used herein.

Authorized representatives of the Parties have executed this Change Order # [insert] effective as of the Effective Date written above.

Worldwide Clinical Trials, Inc.		Neurotrope Bioscience, Inc.

By:	Sample	By:	Sample

Name:		Name:

Title:		Title:

Date:		Date: